UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 18, 2024

DFP HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Nevada	333-271858	32-0672927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1/F., No. 22, Lane 50, Section 3, Nangang Road,

Nangang District, Taipei City 115607

Taiwan

(Address of principal executive offices & zip code)

(886) 2 8772 2001

(Registrants’ telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement.

On November 18, 2024, DFP Holdings Limited (“Purchaser”), entered into a Share Purchase Agreement (the “Agreement”) with DFP Leadership Academy Sdn Bhd (“Target”), a company incorporated in Malaysia, under which Purchaser will acquire 100% of the issued and outstanding shares of Target. This acquisition is a common control transaction, structured to bring Target under the full ownership and control of Purchaser. Under the terms of the Agreement, the Purchaser agreed to pay a purchase price of approximately USD 2,280 (equivalent of MYR 10,000), subject to customary adjustments as specified in the Agreement.

This acquisition supports the Company’s strategic objective to expand its market presence in Malaysia. By acquiring 100% of the shares of DFP Leadership Academy Sdn Bhd, the Purchaser intends to leverage the Target’s established brand, customer base, and operational capabilities to strengthen its competitive position in the region. The transaction is expected to close on or before June 30, 2025.

Exhibit No.	Description
2.1	Sale and Purchase Agreement, dated as of November 18, 2024, between DFP Holdings Limited and Hsu Shou Hung
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DFP Holdings Limited
(Name of Registrant)

Date: November 18, 2024

	By:	/s/ Hsu Shou Hung
	Name:	Hsu Shou Hung
	Title:	Chief Executive Officer, Chief Financial Officer
(Principal Executive Officer, Principal Financial Officer)